Exhibit (h)(34)

Form of Amendment to ALPS ETF Trust Fund Accounting Agreement

This Amendment to ALPS ETF Trust Fund Accounting Agreement (this “Amendment”), dated             , 2013, between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and The Bank of New York Mellon (the “BNY”).

WHEREAS, the Trust and BNY have entered into an ALPS ETF Trust Fund Accounting Agreement dated March 26, 2008, (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Effective as of             , 2013, Exhibit A of the Agreement is hereby deleted in its entirety and replaced with a new Exhibit A attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS ETF TRUST	THE BANK OF NEW YORK MELLON

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

Cohen & Steers Global Realty Majors ETF

ALPS Equal Sector Weight ETF

Jefferies | TR/J CRB Global Commodity Equity Index Fund

Alerian MLP ETF

ALPS Sector Dividend Dogs ETF

NYSE Arca U.S. Equity Synthetic Reverse Convertible Index Fund

U.S. Equity High Volatility Put Write Index Fund

ALPS/GS Momentum Builder Growth Markets Equities and US Treasuries Index ETF

ALPS/GS Momentum Builder Multi-Asset Index ETF

ALPS/GS Momentum Builder Asia ex-Japan Equities and US Treasuries Index ETF

ALPS/GS Risk-Adjusted Return US Large Cap Index ETF

VelocityShares Tail Risk Hedged Large Cap ETF

VelocityShares Volatility Hedged Large Cap ETF Large Cap Index ETF

VelocityShares Emerging Markets DR ETF

VelocityShares Russia Select DR ETF

VelocityShares Emerging Asia DR ETF

Barron’s 400 ETF

ALPS International Sector Dividend Dogs ETF

RiverFront Strategic Income Fund

ALPS/Alerian Energy Infrastructure ETF

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